             Void after 5:00 p.m. New York Time, on April 1, 2002.
              Warrant to Purchase 335,000 Shares of Common Stock.


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                              IAT MULTIMEDIA, INC.


                  This is to Certify That, FOR VALUE RECEIVED, Royce Investment Group, Inc. ("Royce"), or assigns (collectively, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from IAT Multimedia, Inc., a Delaware corporation (the "Company"), 335,000 fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") at a price of $9.90 per share at any time or from time to time during the period from April 1, 1997 to April 1, 2002, but not later than 5:00 p.m. New York City Time, on April 1, 2002. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase 335,000 shares of Common Stock, was originally issued pursuant to an underwriting agreement between the Company and Royce, in connection with a public offering through Royce of 3,350,000 shares of Common Stock, in consideration of $335 received for the Warrants.

                  (a)      EXERCISE OF WARRANT.

                           (1) This Warrant may be exercised in whole or in
part at any time or from time to time on or after April 1, 1998 and until April 1, 2002 (the "Exercise Period"), subject to the provisions of Section (j)
(2) hereof; provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to April 1, 2002, the Holder shall have the right to exercise this Warrant commencing at such time through April 1, 2002 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                           (2) At any time during the Exercise Period, the
Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

                  (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

                  (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                           (1) If the Common Stock is listed on a national
                  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

                           (2) If the Common Stock is not so listed or admitted
                  to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                           (3) If the Common Stock is not so listed or admitted
                  to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable (other than by will or pursuant to the laws of descent and distribution and except as provided under Subsection (a)(1)(ii) hereof) and may not be assigned or hypothecated for a period of one year from April 1, 1997, except to and among the officers of Royce, any member of the selling group, or to and among the officers of any member of the selling group. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                  (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                  (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                           (1) In case the Company shall (i) declare a dividend
                  or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (2) Whenever the Exercise Price payable upon
                  exercise of each Warrant is adjusted pursuant to Subsection
                  (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                           (3) No adjustment in the Exercise Price shall be
                  required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                           (4) Whenever the Exercise Price is adjusted, as
                  herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section (f), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                           (5) In the event that at any time, as a result of an
                  adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3), inclusive above.

                           (6) Irrespective of any adjustments in the Exercise
                  Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                  (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

                  (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                  (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

                  (j)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                           (1) The Company shall advise the Holder of this
                  Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any post-effective amendment to the Company's Registration Statement No. 333-18529 on Form S-1 ("Registration Statement"), declared effective by the Securities and Exchange Commission on March 26, 1997 or of any new registration statement or post-effective amendment thereto under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of six years, commencing one year from the effective date of the Registration Statement, upon the request of any such holder, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of the Warrants or the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrants or Warrant Shares, qualify the Warrants and the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrants or Warrant Shares, and furnish indemnification in the manner as set forth in Subsection (3)(C) of this Section
                  (j). Such holders shall furnish information and indemnification as set forth in Subsection (3)(C) of this Section (j), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Warrants or Warrant Shares.

                           (2) If any majority holder (as defined in Subsection
                  (4) of this Section (j) below) shall give notice to the Company at any time during the four year period commencing one year from the effective date of the Registration Statement to the effect that such holder contemplates (i) the transfer of all or any part of his or its Warrants and/or Warrant Shares, or (ii) the exercise and/or conversion of all or any part of his or its Warrants and the transfer of all or any part of the Warrants and/or Warrant Shares under such circumstances that a public offering (within the meaning of the Act) of Warrants and/or Warrant Shares will be involved, and desires to register under the Act, the Warrants and/or the Warrant Shares, then the Company shall, within two weeks after receipt of such notice, file a post-effective amendment to the Registration Statement or a new registration statement on Form S-1 or such other form as the holder requests, pursuant to the Act, to the end that the Warrants and/or Warrant Shares may be sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal of any stop order) until the holder has advised that all of the Warrants and/or Warrant Shares have been sold; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. In the event the registration statement is not declared effective under the Act prior to April 1, 2002, then at the holder's request, the Company shall purchase the Warrants from the holders for a per share price equal to the fair market value of the Common Stock less the per share Exercise Price. The holder may, at its option, request the registration of the Warrants and/or Warrant Shares in a registration statement made by the Company as contemplated by Subsection (1) of this Section (j) or in connection with a request made pursuant to Subsection (2) of this Section (j) prior to the acquisition of the Warrant Shares upon exercise of the Warrants and even though the holder has not given notice of exercise of the Warrants. The holder may thereafter at its option, exercise the Warrants at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Warrant Shares were included.

                           (3) The following provision of this Section (j)
                  shall also be applicable:

                                    (A) Within ten days after receiving any
                           such notice pursuant to Subsection (2) of this Section (j), the Company shall give notice to the other holders of Warrants and Warrant Shares, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein Warrants and/or Warrant Shares of such other holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrants and/or Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such majority holder shall designate.

                                    (B) The Company shall bear the entire cost
                           and expense of any registration of securities initiated by it under Subsection (1) of this Section
                           (j) notwithstanding that Warrants and/or Warrant Shares subject to this Warrant may be included in any such registration. The Company shall also comply with one request for registration made by the majority holder pursuant to Subsection (2) of this Section (j) at its own expense and without charge to any holder of any Warrants and/or Warrant Shares; and the Company shall comply with one additional request made by the majority holder pursuant to Subsection (2) of this Section (j) (and not deemed to be pursuant to Subsection (1) of this Section
                           (j)) at the sole expense of such majority holder. Any holder whose Warrants and/ or Warrant Shares are included in any such registration statement pursuant to this Section (j) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                                    (C) The Company shall indemnify and hold
                           harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, specifically for use in the preparation thereof.

                                    (D) Neither the giving of any notice by any
                           such majority holder nor the making of any request for prospectuses shall impose any upon such majority holder or owner making such request any obligation to sell any Warrants and/or Warrant Shares, or exercise any Warrants.

                           (4) The term "majority holder" as used in this
                  Section (j) shall include any owner or combination of owners of Warrants or Warrant Shares in any combination if the holdings of the aggregate amount of:

                                    (i)     the Warrants held by him or among
                           them, plus
                                    (ii)    the Warrants which he or they would
                           be holding if the Warrants for the Warrant Shares owned by him or among them had not been exercised,

                  would constitute a majority of the Warrants originally issued.

                  The Company's agreements with respect to Warrants or Warrant Shares in this Section (j) shall continue in effect regardless of the exercise and surrender of this Warrant.

                  (k)      GOVERNING LAW.

                           This Agreement shall be governed by and in accordance
with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, IAT Multimedia, Inc. has caused this Stock Purchase Warrant to be signed by its duly authorized officers under its corporate seal, and this Stock Purchase Warrant to be dated April , 1997.



                                                     IAT MULTIMEDIA, INC.


                                                     By: /s/ Viktor Vogt
                                                        ------------------------
[SEAL]



Attest:

/s/ Klaus Grissemann
------------------------
Secretary

                                 PURCHASE FORM
                                 -------------

                                                       Dated             , 19
                                                            -------------    --

                  The undersigned hereby irrevocably elects to exercise the
within Warrant to the extent of purchasing       shares of Common Stock and
hereby makes payment of         in payment of the actual exercise price thereof.


                              -------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------


Name
    ------------------------------------------
(Please typewrite or print in block letters)


Address
       ---------------------------------------


Signature
         -------------------------------------

                                 PURCHASE FORM
                                 -------------

                                                       Dated             , 19
                                                            -------------    --

                  The undersigned hereby irrevocably elects to exercise the
within Warrant to the extent of purchasing       shares of Common Stock and
hereby makes payment of         in payment of the actual exercise price thereof.


                              -------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------


Name
    ------------------------------------------
(Please typewrite or print in block letters)


Address
       ---------------------------------------


Signature
         -------------------------------------

                                ASSIGNMENT FORM
                                ---------------


                  FOR VALUE RECEIVED,                 hereby sells, assigns and
transfers unto


Name
    -------------------------------------------
(Please typewrite or print in block letters)


Address
       ----------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably
constitute and appoint             as attorney, to transfer the same on the
books of the Company with full power of substitution in the premises.

Date              , 19
     -------------    --

Signature
         --------------------------------------

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                             STOCK PURCHASE WARRANT




                          To Purchase Common Stock of




                              IAT MULTIMEDIA, INC.
















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